UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2022

CENAQ Energy Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40743	85-1863331
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

4550 Post Oak Place Dr., Suite 300 Houston, TX	77027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 820-6300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and three-quarters of one warrant	CENQU	The NASDAQ Stock Market LLC

Class A common stock, par value $0.0001 per share	CENQ	The NASDAQ Stock Market LLC

Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	CENQW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Business Combination Agreement

On August 12, 2022, CENAQ Energy Corp., a Delaware corporation (“CENAQ”), Verde Clean Fuels OpCo, LLC, a Delaware limited liability company and wholly-owned subsidiary of CENAQ (“OpCo”), and, for a limited purpose, CENAQ Sponsor LLC, a Delaware limited liability company (“Sponsor”), entered into a business combination agreement (as the same may be amended from time to time, the “Business Combination Agreement”) with Bluescape Clean Fuels Holdings, LLC, a Delaware limited liability company (“Holdings”), and Bluescape Clean Fuels Intermediate Holdings, LLC, a Delaware limited liability company (the “Company” and, together with Holdings, the “Bluescape Parties”). The transactions contemplated by the Business Combination Agreement are collectively referred to herein as the “business combination.”

Structure of the Business Combination

Pursuant to the Business Combination Agreement, at the closing of the business combination (the “Closing”) on the date the business combination is consummated (the “Closing Date”):

(a)	(i) CENAQ will contribute to OpCo (A) all of its assets (excluding its interests in OpCo and the aggregate amount of cash proceeds required to satisfy any exercise by stockholders of CENAQ of their redemption rights (the “Redemption Rights”) provided for in CENAQ’s third amended and restated certificate of incorporation, dated August 5, 2021 (the “Charter”) (the “Redemption Amount”)), including, for the avoidance of doubt, an amount of funds equal to (x) funds held in the trust account (the “Trust Account”) (net of the Redemption Amount), plus (y) net cash proceeds from the PIPE (as defined below) or any amounts received from entering into additional subscription agreements pursuant to the Business Combination Agreement (the “Additional Financing”), plus (z) any cash held by CENAQ in any working capital or similar account; and (B) 22,500,000 newly issued shares of Class C common stock, par value $0.0001 per share (the “Class C Common Stock”), of CENAQ (such shares, the “Holdings Class C Shares”) and (ii) in exchange therefor, OpCo will issue to CENAQ a number of Class A common units of OpCo (the “Class A OpCo Units”) equal to the number of total shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock” and, together with the Class C Common Stock, the “Common Stock”), of CENAQ, issued and outstanding immediately after the Closing (taking into account the PIPE and following the exercise of the Redemption Rights) (such transactions, the “SPAC Contribution”); and

(b)	immediately following the SPAC Contribution, (i) Holdings will contribute to OpCo 100% of the issued and outstanding limited liability company interests of the Company and (ii) in exchange therefor, OpCo will transfer to Holdings (A) 22,500,000 Class C common units of OpCo (the “Class C OpCo Units” and, together with the Class A OpCo Units, the “OpCo Units”) and (B) the Holdings Class C Shares (such transactions, the “Holdings Contribution”).

In connection with Closing, CENAQ will change its name to Verde Clean Fuels, Inc. (“Verde Inc.”). The combined company will be organized in an “Up-C” structure in which the combined company’s only direct assets will consist of equity interests in OpCo, and OpCo will own the business of the Company and its subsidiaries.

Each share of Class C Common Stock has no economic rights but entitles its holders to one vote on all matters to be voted on by stockholders generally. Holders of shares of Class A Common Stock and shares of Class C Common Stock will vote together as a single class on all matters presented to CENAQ’s stockholders for their vote or approval, except as otherwise required by applicable law or by CENAQ’s fourth amended and restated certificate of incorporation to be adopted in connection with the Closing. CENAQ does not intend to list any shares of Class C Common Stock on any exchange.

Earn-Out

Following the Closing, and as additional consideration for the Holdings Contribution, CENAQ will cause OpCo to transfer to Holdings up to 3,500,000 Class C OpCo Units and a corresponding number of shares of Class C Common Stock (as adjusted for stock splits, reverse stock splits, stock dividends, reorganizations, recapitalizations, reclassifications, combination, exchange of shares or the like change or transaction with respect to the Class C OpCo Units or Class C Common Stock occurring on or after the Closing) (the “Earn Out Equity”), within five (5) business days after the occurrence of a triggering event. A triggering event occurs on the date on which the CENAQ volume-weighted average price for twenty (20) trading days within any period of thirty (30) consecutive trading days within the period beginning on the Closing Date and ending on the earlier of the five-year anniversary of such date or the date a Company Sale (as defined in the Business Combination Agreement) is consummated (the “Earn Out Period”) is greater than or equal to $15.00 or $18.00 (“Triggering Event I” and “Triggering Event II,” respectively). Upon the occurrence of Triggering Event I within the Earn Out Period, an aggregate of 1,750,000 Class C OpCo Units (and a corresponding number of shares of Class C Common Stock) (as adjusted as noted above) will be transferred to Holdings, and upon the occurrence of Triggering Event II within the Earn Out Period, an aggregate of 1,750,000 Class C OpCo Units (and a corresponding number of shares of Class C Common Stock) (as adjusted as noted above) will be transferred to Holdings.

If there is a Company Sale during the Earn Out Period pursuant to which CENAQ or its stockholders have the right to receive consideration implying a value per share of Class A Common Stock (as determined in good faith by the CENAQ Board) (as defined below) that is greater than or equal to the applicable price specified in Triggering Event I or Triggering Event II, any Earn Out Equity that has not previously transferred will be deemed to have been transferred immediately prior to the closing of such Company Sale, and Holdings will be eligible to participate in such Company Sale with respect to the Earn Out Equity deemed transferred on the same terms, and subject to the same conditions, as apply to the holders of Class A Common Stock generally. Upon consummation of a Company Sale, the Earn Out Period will terminate and Holdings will have no further right to receive or earn the Earn Out Equity other than in accordance with Triggering Event I or Triggering Event II, as applicable, with respect to such Company Sale.

Incentive Equity Plan

Prior to filing the definitive proxy statement, the board of directors of CENAQ (the “CENAQ Board”) will approve and adopt an equity incentive plan (the “Incentive Equity Plan”) in the form mutually agreed upon by the Company and CENAQ to be effective as of one day prior to the Closing Date. The Incentive Equity Plan will provide for an initial share reserve of 10% of the number of shares of Common Stock outstanding following the Closing.

Representations, Warranties and Covenants

The parties to the Business Combination Agreement have made representations, warranties and covenants that are customary for transactions of this nature.

Conditions to Closing

The obligations of the Bluescape Parties, CENAQ and OpCo to consummate the business combination are subject to the satisfaction or waiver (where permissible) at or prior to the Closing of each of the following mutual conditions:

●	the business combination and certain required proposals shall have been approved and adopted by the requisite affirmative vote of the stockholders of CENAQ in accordance with the proxy statement to be filed by CENAQ in connection with the business combination, the Delaware General Corporation Law (the “DGCL”), the Charter and CENAQ’s bylaws (the “Organizational Documents”) and the rules and regulations of the Nasdaq Stock Market LLC (“Nasdaq”) and, if applicable, the SPAC Extension Proposal (as defined in the Business Combination Agreement) shall have been approved and adopted by the requisite affirmative vote of the stockholders of CENAQ in accordance with the proxy statement filed in connection therewith, the DGCL and the Organizational Documents;

●	no governmental authority shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, judgment, decree, executive order or award which is then in effect and has the effect of making the business combination illegal or otherwise prohibiting consummation of the business combination;

●	all required filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) shall have been completed and any applicable waiting period (and any extension thereof) applicable to the consummation of the business combination under the HSR Act shall have expired or been terminated;

●	the shares of Class A Common Stock (including shares issuable upon the exchange, as set forth in the A&R LLC Agreement, of one or more Class C OpCo Units for shares of Class A Common Stock on a one-for-one basis, together with the cancellation of the related shares of Class C Common Stock (each, an “OpCo Holder Exchange”)) shall be listed on Nasdaq, or another national securities exchange mutually agreed to by the parties, as of the Closing Date; and

●	CENAQ shall have at least $5,000,001 of net tangible assets after giving effect to the business combination and following the exercise of Redemption Rights in accordance with the Organizational Documents.

The obligations of CENAQ and OpCo to consummate the business combination are subject to the satisfaction or waiver (where permissible) at or prior to the Closing of the following additional conditions:

●	the representations and warranties of the Company and the subsidiaries of the Company contained in the sections titled (a) “Organization and Qualification; Subsidiaries,” (b) “Organizational Documents,” (c) “Capitalization,” (d) “Authority Relative to this Agreement,” (e) “No Conflict; Required Filings and Consents,” (f) “Absence of Certain Changes or Events,” and (g) “Brokers” in the Business Combination Agreement shall each have been true and correct in all respects as of the date of the Business Combination Agreement and as of the Closing Date, except to the extent that any such representation or warranty expressly was made as of an earlier date, in which case such representation and warranty shall have been true and correct as of such earlier specified date. The other representations and warranties of the Company contained in the Business Combination Agreement shall have been true and correct in all respects (without giving effect to any “materiality,” “Company Material Adverse Effect” (as defined in the Business Combination Agreement) or similar qualifiers contained in any such representations and warranties) as of the date of the Business Combination Agreement and as of the Closing Date as though made on and as of such date, except to the extent that any such representation or warranty expressly was made as of an earlier date, in which case such representation and warranty shall have been true and correct as of such earlier date, except where the failures of any such representations and warranties to be so true and correct would not have a Company Material Adverse Effect;

●	each Bluescape Party shall have performed or complied in all material respects with all agreements and covenants required by the Business Combination Agreement to be performed or complied with by such Bluescape Party on or prior to the Closing;

●	the Company shall have delivered to CENAQ an officer’s certificate, dated the date of the Closing, signed by the Chief Executive Officer of the Company, certifying as to the satisfaction of certain conditions;

●	no Company Material Adverse Effect shall have occurred after the date of the Business Combination Agreement; and

●	Holdings shall have delivered to CENAQ certain specified documents, duly executed by the Bluescape Parties as applicable.

The obligations of Holdings and the Company to consummate the business combination are subject to the satisfaction or waiver (where permissible) at or prior to the Closing of the following additional conditions:

●	the representations and warranties of CENAQ and OpCo contained in the sections titled (a) “Corporate Organization,” (b) “Organizational Documents,” (c) “Authority Relative to this Agreement,” (d) “No Conflict; Required Filings and Consents,” and (e) “SPAC Trust Fund” in the Business Combination Agreement shall each have been true and correct in all respects as of the date of the Business Combination Agreement and as of the Closing Date, except to the extent that any such representation or warranty expressly was or is made as of an earlier date, in which case such representation and warranty shall have been true and correct as of such earlier specified date. The other representations and warranties of CENAQ and OpCo contained in the Business Combination Agreement shall have been true and correct in all respects (without giving effect to any “materiality,” “SPAC Material Adverse Effect” (as defined in the Business Combination Agreement) or similar qualifiers contained in any such representations and warranties), as of the date of the Business Combination Agreement and as of the Closing Date as though made on and as of such date, except to the extent that any such representation or warranty expressly was made as of an earlier date, in which case such representation and warranty shall have been true and correct as of such earlier date, except where the failures of any such representations and warranties to be so true and correct would not have a SPAC Material Adverse Effect;

●	each of CENAQ and OpCo shall have performed or complied in all material respects with all agreements and covenants required by the Business Combination Agreement to be performed or complied with by it on or prior to the Closing, and CENAQ’s expenses incurred in connection with its IPO (as defined below) and the business combination shall not exceed $9,375,000 plus additional fees related to the Subscription Agreements (as defined below);

●	CENAQ shall have delivered to the Company an officer’s certificate, dated the date of the Closing, signed by the Chief Executive Officer of CENAQ, certifying as to the satisfaction of certain conditions;

●	the gross proceeds from the PIPE shall not be less than $80,000,000 (including any Additional Financing contemplated under the Business Combination Agreement, the “Aggregate Private Placements Amounts”), provided that to the extent funds contained in the Trust Account immediately prior to Closing (after giving effect to the exercise of the Redemption Rights) exceed $17,420,000, each $10.00 increment of such excess funds shall reduce the required Aggregate Private Placements Amount by $10.00 up to a maximum reduction of $20,000,000;

●	no SPAC Material Adverse Effect shall have occurred after the date of the Business Combination Agreement;

●	CENAQ shall have made all necessary and appropriate arrangements with Continental Stock Transfer & Trust Company, acting as trustee, to have all of the funds in the Trust Account disbursed to CENAQ immediately prior to the Closing, and all such funds released from the Trust Account shall be available for immediate use to CENAQ in respect of all or a portion of certain payment obligations set forth in the Business Combination Agreement and the payment of CENAQ’s fees and expenses incurred in connection with the Business Combination Agreement and the business combination; and

●	CENAQ and OpCo shall have delivered to Holdings certain specified documents, duly executed as applicable.

Termination

The Business Combination Agreement may be terminated and the business combination may be abandoned at any time prior to the Closing, notwithstanding any requisite approval and adoption of the Business Combination Agreement and the business combination by the stockholders of the Company or the stockholders of CENAQ, as follows:

●	by mutual written consent of CENAQ and the Company;

●	by CENAQ or the Company, if (i) the Closing has not occurred prior to the date that is 270 days from signing (the “Outside Date”); provided, however, that the Business Combination Agreement may not be terminated by or on behalf of any party that either directly or indirectly through its affiliates is in breach or violation of any representation, warranty, covenant, agreement or obligation contained therein and such breach or violation is the principal cause of the failure of a condition set forth in the Business Combination Agreement on or prior to the Outside Date; (ii) any governmental authority in the United States has enacted, issued, promulgated, enforced or entered any injunction, order, decree or ruling (whether temporary, preliminary or permanent) which has become final and nonappealable and has the effect of making consummation of the business combination illegal or otherwise preventing or prohibiting consummation of the business combination; or (iii) any of the proposals put to CENAQ’s stockholders at the stockholders’ meeting (subject to any adjournment, postponement or recess of such meeting) fail to receive the requisite vote for approval; provided, however, that the Business Combination Agreement may not be terminated pursuant to clause (iii) by or on behalf of CENAQ if, directly or indirectly, through its affiliates, CENAQ is in breach or violation of any representation, warranty, covenant, agreement or obligation contained in the Business Combination Agreement and such breach or violation is the principal cause of the failure by CENAQ to receive such requisite vote for approval;

●	by CENAQ if there is an occurrence of a material breach of any representation, warranty, covenant or agreement on the part of the Bluescape Parties set forth in the Business Combination Agreement, or if any representation or warranty of the Company has become untrue, in either case, such that certain conditions set forth in the Business Combination Agreement would not be satisfied (a “Terminating Bluescape Breach”); provided that CENAQ has not waived such Terminating Bluescape Breach and CENAQ and OpCo are not then in material breach of their representations, warranties, covenants or agreements in the Business Combination Agreement; provided further that, if such Terminating Bluescape Breach is curable by such Bluescape Party, CENAQ may not terminate the Business Combination Agreement under this proviso for so long as the applicable Bluescape Party continues to exercise its reasonable best efforts to cure such breach, unless such breach is not cured by the earlier of thirty (30) days after notice of such breach is provided by CENAQ to the Bluescape Parties and the Outside Date; or

●	by the Company if there is an occurrence of a material breach of any representation, warranty, covenant or agreement on the part of CENAQ and OpCo set forth in the Business Combination Agreement, or if any representation or warranty of CENAQ and OpCo will have become untrue, in either case such that certain conditions set forth in the Business Combination Agreement would not be satisfied (a “Terminating SPAC Breach”); provided that Holdings has not waived such Terminating SPAC Breach and the Bluescape Parties are not then in material breach of their representations, warranties, covenants or agreements in the Business Combination Agreement; provided, however, that, if such Terminating SPAC Breach is curable by CENAQ or OpCo, Holdings may not terminate the Business Combination Agreement under this proviso for so long as CENAQ and OpCo continue to exercise their reasonable best efforts to cure such breach, unless such breach is not cured by the earlier of thirty (30) days after notice of such breach is provided by CENAQ to the Bluescape Parties and the Outside Date.

Effect of Termination

If the Business Combination Agreement is terminated pursuant to one of the events described above, such agreement will forthwith become void, and there will be no liability under the Business Combination Agreement on the part of any party to the Business Combination Agreement, except as set forth in the applicable provisions of the Business Combination Agreement or in the case of fraud or any willful and material breach of the Business Combination Agreement by a party thereto.

A copy of the Business Combination Agreement is filed as an exhibit to this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Business Combination Agreement is qualified in its entirety by reference to the full text of the Business Combination Agreement filed with this Current Report on Form 8-K. The Business Combination Agreement is included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about CENAQ, the Company or the other parties thereto. In particular, the assertions embodied in representations and warranties by CENAQ, Holdings, the Company and OpCo contained in the Business Combination Agreement are qualified by information in the disclosure schedules provided by the parties in connection with the signing of the Business Combination Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Business Combination Agreement. Moreover, certain representations and warranties in the Business Combination Agreement were used for the purpose of allocating risk between the parties, rather than establishing matters as facts. Accordingly, investors and security holders should not rely on the representations and warranties in the Business Combination Agreement as characterizations of the actual state of facts about CENAQ, Holdings, the Company or OpCo.

Sponsor Letter

In connection with the execution of the Business Combination Agreement, on August 12, 2022, Sponsor entered into a letter agreement with the Company, Holdings and CENAQ (the “Sponsor Letter”), pursuant to which, among other things, Sponsor agreed to (i) forfeit 2,475,000 of its private placement warrants, (ii) waive its anti-dilution rights with respect to any shares of Class B common stock, par value $0.0001 per share, of CENAQ (“Founder Shares”) owned by it in connection with the consummation of the business combination, (iii) comply with the lock-up provisions in the Letter Agreement, dated August 12, 2021, by and among CENAQ, Sponsor and CENAQ’s directors and officers (collectively, the “Insiders”), pursuant to which the Insiders agreed not to transfer any Founder Shares (or shares of Class A Common Stock issuable upon conversion of such Founder Shares in connection with the Closing) until the earlier of (A) six months after the completion of CENAQ’s initial business combination or (B) subsequent to the business combination, (x) if the last sale price of the Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any twenty (20) trading days within any thirty (30) consecutive trading day period commencing at least seventy-five (75) days after CENAQ’s initial business combination or (y) the date on which CENAQ completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of CENAQ’s stockholders having the right to exchange their shares of Class A Common Stock for cash, securities or other property (the “Lock-Up”), (iv) vote all of its shares of Class A Common Stock and Founder Shares in favor of the adoption and approval of the Business Combination Agreement and the business combination, and (v) not redeem any of its shares of Class A Common Stock in connection with such stockholder approval.

Sponsor also agreed to subject 3,234,375 shares (the “Sponsor Subject Shares”) of the 3,487,500 shares of Class A Common Stock it will receive as a result of the conversion of its Founder Shares in connection with the Closing to potential forfeiture if Triggering Event I or Triggering Event II does not occur during the time period between the Closing Date and the earlier of the five-year anniversary of the Closing Date or the date a Company Sale is consummated (the “Forfeiture Period”). 50% of the Sponsor Subject Shares will no longer be subject to forfeiture if Triggering Event I occurs during the Forfeiture Period and 50% of the Sponsor Subject Shares will no longer be subject to forfeiture if Triggering Event II occurs during the Forfeiture Period. Prior to the occurrence of either Triggering Event I or Triggering Event II, Sponsor may not transfer any of its Sponsor Subject Shares. If during the Forfeiture Period there is a Company Sale pursuant to which CENAQ or the holders of Class A Common Stock have the right to receive consideration implying a value of Class A Common Stock (as determined in good faith by the CENAQ Board) of greater than or equal to $15.00 or $18.00, respectively, then Triggering Event I or Triggering Event II will be deemed to have occurred. If either Triggering Event does not occur during the Forfeiture Period, upon the expiration of the Forfeiture Period, the applicable Sponsor Subject Shares will immediately be forfeited to CENAQ for no consideration and immediately cancelled. The transactions contemplated by this paragraph are collectively referred to herein as the “Forfeiture Terms.”

The foregoing description of the Sponsor Agreement is qualified in its entirety by reference to the full text of the Sponsor Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Underwriters Letter

In connection with the execution of the Business Combination Agreement, on August 12, 2022, CENAQ, the Company and Holdings entered into a letter agreement with the underwriters (the “Underwriters Letter”), pursuant to which, among other things, (i) Imperial Capital, LLC agreed to forfeit all of its 1,423,125 private placement warrants and all of its 156,543 shares of Class A Common Stock, (ii) I-Bankers Securities, Inc. agreed to forfeit all of its 301,875 private placement warrants and all of its 33,207 shares of Class A Common Stock and (iii) the underwriters agreed to reduce their deferred underwriting fees related to CENAQ’s initial public offering (“IPO”) from $6,037,500 to $4,312,500.

The foregoing description of the Underwriters Letter is qualified in its entirety by reference to the full text of the Underwriters Letter, a copy of which is included as Exhibit 10.2 to this Current Report on Form 8-K, and incorporated herein by reference.

Subscription Agreements

In connection with the execution of the Business Combination Agreement, on August 12, 2022, CENAQ entered into separate subscription agreements (collectively, the “Subscription Agreements”) with a number of investors, including Holdings (the “PIPE Investors”), pursuant to which the PIPE Investors have agreed to purchase, and CENAQ agreed to sell to the PIPE Investors, an aggregate of 8,000,000 shares of Class A Common Stock (the “PIPE Shares”), for a purchase price of $10.00 per share, or an aggregate purchase price of $80,000,000, in a private placement (the “PIPE”). Of the 8,000,000 shares of Class A Common Stock, Holdings has agreed to purchase, and CENAQ has agreed to sell to Holdings, 800,000 shares for an aggregate purchase price of $8,000,000.

Additionally, Arb Clean Fuels Management LLC (“Arb Clean Fuels”), an entity affiliated with a member of Sponsor, has agreed to purchase, and CENAQ has agreed to sell to Arb Clean Fuels, 7,000,000 shares (the “Committed Amount”) for an aggregate purchase price of $70,000,000 (the “Committed Purchase Price”); provided, that, under its subscription agreement (the “Arb Subscription Agreement”), to the extent the funds in the Trust Account immediately prior to the Closing, after giving effect to the exercise of Redemption Rights, exceed $17,420,000, the Committed Amount shall be reduced by one share for every $10.00 in excess of $17,420,000 in the Trust Account; provided, further, that in no event shall the Committed Amount be reduced by more than 2,000,000 shares or the Committed Purchase Price be reduced by more than $20,000,000.

The closing of the sale of the PIPE Shares pursuant to the Subscription Agreements is contingent upon, among other customary closing conditions, the concurrent consummation of the business combination. The purpose of the PIPE is to raise additional capital for use by the combined company following the Closing.

Pursuant to the Subscription Agreements, CENAQ agreed to use commercially reasonable efforts to submit to or file with the Securities and Exchange Commission (the “SEC”), within 30 calendar days after consummation of the business combination (at CENAQ’s sole cost and expense), a registration statement registering the resale of the PIPE Shares (the “PIPE Resale Registration Statement”), and CENAQ will use its commercially reasonable efforts to have the PIPE Resale Registration Statement declared effective as soon as practicable after the filing thereof but no later than the earlier of (i) ninety (90) calendar days (or one hundred twenty (120) calendar days if the SEC notifies CENAQ that it will review the PIPE Resale Registration Statement) following the Closing and (ii) the tenth (10th) business day after the SEC notifies CENAQ that the PIPE Resale Registration Statement will not be reviewed or will not be subject to further review.

The foregoing description of the Subscription Agreements is qualified in its entirety by reference to the full text of the form of Subscription Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K, and incorporated herein by reference. The foregoing description of the Arb Subscription Agreement is qualified in its entirety by reference to the full text of the Arb Subscription Agreement, a copy of which is filed as Exhibit 10.4 to this Current Report on Form 8-K, and incorporated herein by reference.

Lock-Up Agreement

In connection with the execution of the Business Combination Agreement, on August 12, 2022, Holdings entered into a Lock-Up Agreement (the “Lock-Up Agreement”), pursuant to which Holdings agreed to subject its shares of Common Stock received in connection with the Holdings Contribution and the Earn-Out Equity to the Lock-Up.

The foregoing description of the Lock-Up Agreement is qualified in its entirety by the terms of the Lock-Up Agreement, a copy of which is included as Exhibit 10.5 to this Current Report on Form 8-K, and incorporated herein by reference.

Agreements to be Executed at Closing

The Business Combination Agreement also contemplates the execution by the parties of various agreements at the Closing, including, among others, the below.

Tax Receivable Agreement

In connection with the business combination, CENAQ will enter into the tax receivable agreement (the “Tax Receivable Agreement”) with Holdings (together with its permitted transferees, the “TRA Holders,” and each a “TRA Holder”) and the Agent (as defined therein), which will generally provide for the payment by Verde Inc. to each TRA Holder of 85% of the net cash savings, if any, in U.S. federal, state and local income tax and franchise tax (computed using simplifying assumptions to address the impact of state and local taxes) that Verde Inc. realizes (or is deemed to realize in certain circumstances) in periods after the business combination as a result of (i) certain increases in tax basis that occur as a result of Verde Inc.’s acquisition (or deemed acquisition for U.S. federal income tax purposes) of all or a portion of such TRA Holder’s Class C OpCo Units pursuant to an OpCo Holder Exchange set forth in the A&R LLC Agreement, and (ii) imputed interest deemed to be paid by Verde Inc. as a result of, and additional tax basis arising from, any payments Verde Inc. makes under the Tax Receivable Agreement. Verde Inc. will retain the benefit of the remaining 15% of these net cash savings.

Payments generally will be made under the Tax Receivable Agreement as Verde Inc. realizes actual cash tax savings in periods after the consummation of the business combination from the tax benefits covered by the Tax Receivable Agreement. However, if the Tax Receivable Agreement terminates early (at Verde Inc.’s election or due to other circumstances, including Verde Inc.’s breach of a material obligation thereunder or upon certain changes of control described in the Tax Receivable Agreement), Verde Inc. would be required to make an immediate payment to each TRA Holder equal to the present value of the anticipated future payments to be made by it under the Tax Receivable Agreement (based upon certain valuation assumptions and deemed events set forth in the Tax Receivable Agreement), such payments not to exceed $50 million, in the aggregate, in the case of certain changes of control.

Verde Inc. will depend on OpCo to make distributions to Verde Inc. in an amount sufficient to cover Verde Inc.’s obligations under the Tax Receivable Agreement.

The foregoing description of the Tax Receivable Agreement is qualified in its entirety by reference to the full text of the form of Tax Receivable Agreement, a copy of which is included as Exhibit D to the Business Combination Agreement, filed as Exhibit 2.1 to this Current Report on Form 8-K, and incorporated herein by reference.

A&R LLC Agreement

Following the Closing, Verde Inc. will operate its business through OpCo. On the Closing Date, Verde Inc. and Holdings will enter into an amended and restated limited liability company agreement of OpCo (the “A&R LLC Agreement”). The A&R LLC Agreement will provide, among other things, that each Class C OpCo Unit will be exchangeable, subject to certain conditions, for one share of Class A Common Stock, and a corresponding share of Class C Common Stock will be cancelled in connection with such exchange, pursuant to and in accordance with the terms of the A&R LLC Agreement.

The foregoing description of the A&R LLC Agreement is qualified in its entirety by the terms of the form of A&R LLC Agreement, a copy of which is included as Exhibit G to the Business Combination Agreement, filed as Exhibit 2.1 to this Current Report on Form 8-K, and incorporated herein by reference.

A&R Registration Rights Agreement

In connection with the Closing, that certain Registration Rights Agreement dated August 17, 2021 (the “IPO Registration Rights Agreement”) will be amended and restated and Verde Inc., certain stockholders of CENAQ prior to the Closing (the “Initial Holders”) and certain stockholders receiving Class A Common Stock and Class C Common Stock pursuant to the business combination (the “New Holders” and together with the Initial Holders, the “Reg Rights Holders”) will enter into an amended and restated IPO Registration Rights Agreement (the “A&R Registration Rights Agreement”).

Pursuant to the A&R Registration Rights Agreement, Verde Inc. will agree that, within thirty (30) days after the Closing, it will use its commercially reasonable efforts to file with the SEC (at Verde Inc.’s sole cost and expense) a registration statement registering the resale of certain securities held by or issuable to the Reg Rights Holders (the “Resale Registration Statement”), and Verde Inc. will use its commercially reasonable efforts to have the Resale Registration Statement declared effective as soon as reasonably practicable after the filing thereof. In certain circumstances, the Reg Rights Holders can demand Verde Inc.’s assistance with underwritten offerings and block trades, and the Reg Rights Holders will be entitled to certain piggyback registration rights.

The foregoing description of the A&R Registration Rights Agreement is qualified in its entirety by the terms of the form of A&R Registration Rights Agreement, a copy of which is included as Exhibit A to the Business Combination Agreement, filed as Exhibit 2.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K with respect to the issuance of shares of Class C Common Stock is incorporated by reference herein. The shares of Class C Common Stock to be issued pursuant to the Business Combination Agreement will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K with respect to the issuance of shares of Class A Common Stock in the PIPE is incorporated by reference herein. The PIPE Shares that may be issued in connection with the Subscription Agreements will not be registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Item 7.01 Regulation FD Disclosure.

On August 12, 2022, CENAQ and the Company issued a joint press release announcing the execution of the Business Combination Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Furnished as Exhibit 99.2 to this Current Report on Form 8-K is the investor presentation relating to the business combination.

The information in this Item 7.01, including Exhibits 99.1 and 99.2, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings.

Important Information About the Business Combination and Where to Find It

In connection with the proposed business combination, CENAQ will file with the SEC a preliminary proxy statement. CENAQ also plans to file other documents with the SEC regarding the proposed business combination. After the proxy statement has been cleared by the SEC, a definitive proxy statement will be mailed to the stockholders of CENAQ. STOCKHOLDERS OF CENAQ ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER DOCUMENTS RELATING TO THE PROPOSED BUSINESS COMBINATION THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED BUSINESS COMBINATION. Stockholders will be able to obtain free copies of the proxy statement and other documents containing important information about CENAQ and the Company once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov.

Participants in the Solicitation

CENAQ and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of CENAQ in connection with the proposed business combination. The Company and its officers and directors may also be deemed participants in such solicitation. Information about the directors and executive officers of CENAQ is set forth in CENAQ’s Annual Report on Form 10-K filed with the SEC on March 30, 2022. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Forward-Looking Statements

The information included herein and in any oral statements made in connection herewith include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of present or historical fact included herein, regarding the proposed business combination, CENAQ’s and the Company’s ability to consummate the transaction, the benefits of the transaction, CENAQ’s and the Company’s future financial performance following the transaction, as well as CENAQ’s and the Company’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used herein, including any oral statements made in connection herewith, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on CENAQ’s and the Company’s management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, CENAQ and the Company disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date hereof. CENAQ and the Company caution you that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of CENAQ and the Company. These risks include, but are not limited to, general economic, financial, legal, political and business conditions and changes in domestic and foreign markets; the inability of the parties to successfully or timely consummate the proposed business combination or to satisfy the closing conditions, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company; the risk that the approval of the stockholders of CENAQ for the proposed business combination is not obtained; the failure to realize the anticipated benefits of the proposed business combination, including as a result of a delay in its consummation; the amount of redemption requests made by CENAQ’s stockholders; the occurrence of events that may give rise to a right of one or both of CENAQ and the Company to terminate the definitive agreements related to the proposed business combination; the risks related to the growth of the Company’s business and the timing of expected business milestones; and the effects of competition on the Company’s future business. Should one or more of the risks or uncertainties described herein and in any oral statements made in connection therewith occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. There may be additional risks that neither CENAQ nor the Company presently know or that CENAQ and the Company currently believe are immaterial that could cause actual results to differ from those contained in the forward-looking statements. Additional information concerning these and other factors that may impact CENAQ’s expectations and projections can be found in CENAQ’s periodic filings with the SEC, including CENAQ’s Annual Report on Form 10-K filed with the SEC on March 30, 2022 and any subsequently filed Quarterly Report on Form 10-Q. CENAQ’s SEC filings are available publicly on the SEC’s website at http://www.sec.gov.

No Offer or Solicitation

This Current Report on Form 8-K shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the business combination. This Current Report on Form 8-K shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act, or an exemption therefrom.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1*	Business Combination Agreement, dated as of August 12, 2022, by and among the Company, CENAQ, Holdings, OpCo and Sponsor.
10.1	Sponsor Agreement, dated as of August 12, 2022, by and among the Company, CENAQ, Holdings and Sponsor.
10.2	Underwriters Letter, dated as of August 12, 2022, by and among the Company, CENAQ, Holdings and the underwriters.
10.3	Form of Subscription Agreement.
10.4	Subscription Agreement, dated as of August 12, 2022, by and between CENAQ and Arb Clean Fuels Management LLC.
10.5	Lock-Up Agreement, dated as of August 12, 2022.
99.1	Press Release, dated August 12, 2022.
99.2	Investor Presentation.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Certain exhibits and schedules to this Exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. CENAQ agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENAQ ENERGY CORP.

	By:	/s/ J. Russell Porter
	Name:	J. Russell Porter
	Title:	Chief Executive Officer

Dated: August 12, 2022